Exhibit 12 (a)

                             BNP U.S. FUNDING L.L.C.
                Computation of ratio of earnings to fixed charges
                          (in thousands, except ratios)

                                                       Nine-month period ended
                                                          September 30, 2002
                                                       ------------------------
Net Income                                                    $25,730
                                                              -------
Fixed Charges
         Trustee Fees                                             100
         Audit Fees                                                15
         Administrative and Consulting Fees                     1,073
                                                              -------
Total Fixed Charges                                             1,188
                                                              -------
Earnings before fixed charges                                 $26,918
                                                              =======
Fixed charges, as above                                       $ 1,188
                                                              =======
Ratio of earnings to fixed charges                              22.66
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